SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2015

DIODES INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	002-25577	95-2039518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 Hedgcoxe Road, Suite 200, Plano, TX		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 987-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 19, 2015, Diodes Incorporated (the “Company”) and Diodes International B.V. (the “Foreign Borrower” and, collectively with the Company, the “Borrowers”), and certain subsidiaries of the Company as guarantors, entered into an Amendment (the “Amendment”), containing an amendment No. 2 to Credit Agreement (as previously amended by Amendment No. 1 and Limited Waiver) and an amendment No. 1 to Collateral Agreement, which amends the Credit Agreement  (the “Credit Agreement”) and the Collateral Agreement (the “Collateral Agreement”), both of which dated as of January 8, 2013, with Bank of America, N.A. and other participating lenders (collectively, the “Lenders”).  Certain capitalized terms used in this description of the Amendment have the meanings given to them in the Amendment, the Credit Agreement, or the Collateral Agreement.

The following summary does not purport to be a complete summary of the Amendment and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

The Amendment revises clause (a) and deletes clauses (b) and (c) of the definition of “Change of Control” in Section 1.01 of the Credit Agreement to remove language that could be viewed as restricting the ability of stockholders to nominate and elect new directors.

Under the Credit Agreement, the occurrence of a Change of Control, among other events, constitutes an ”Event of Default.” If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, a majority of the Lenders, terminate the commitments and declare all of the amounts owed under the Credit Agreement to be immediately due and payable. As of the date of this report, there are $98 million borrowings outstanding under the Credit Agreement.

In addition, the Amendment revises certain administrative items in Sections 1.01, 2.02, 2.04, 2.05, 8.03, 10.01, 11.02, and 11.18, and the Exhibit section of the Credit Agreement, adds new Sections 10.09 and 10.10 to the Credit Agreement, and amends Section 1.2 of the Collateral Agreement, to bring both the Credit Agreement and the Collateral Agreement up to date with current standard provisions, which include, but not limited to the following: 1) compliance with the Federal Account Tax Compliance Act, 2) addition of standard excluded swap contract provisions, 3) addition of standard language to facilitate electronic loan operations, and 4) addition of a Form of Notice of Loan Prepayment.

All other terms of the Collateral Agreement and the Credit Agreement remain the same.  The terms and conditions of the Credit Agreement are described in more detail in the Current Report on Form 8-K previously filed on March 29, 2013.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

99.1

Amendment No. 2 to Credit Agreement and Amendment No. 1 to Collateral Agreement, dated as of June 19, 2015, by and among Diodes Incorporated, Diodes International B.V., Diodes Investment Company, Diodes FabTech Inc., Diodes Holdings UK Limited, Diodes Zetex Limited, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIODES INCORPORATED

Dated: June 24, 2015	By	/s/ Richard D. White
RICHARD D. WHITE
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1

Amendment No. 2 to Credit Agreement and Amendment No. 1 to Collateral Agreement, dated as of June 19, 2015, by and among Diodes Incorporated, Diodes International B.V., Diodes Investment Company, Diodes FabTech Inc., Diodes Holdings UK Limited, Diodes Zetex Limited, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders party thereto.